Exhibit 99.1

Ainos Details Partner-Funded VELDONA Development and Revenue Opportunities, Reinforcing Focus on Chemical Intelligence

Initial license payment tied to near-term contractual delivery; additional payment opportunities may arise during development, before drug approval

Partner assumes assigned clinical and regulatory funding and execution, reducing Ainos’ independent capital and staffing requirements

Ainos retains existing platform ownership and 25% of applicable net sublicensing revenue; potential economic participation extends beyond the $10 million licensing framework

HOUSTON, TX / September 28, 2026 / Ainos, Inc. (NASDAQ: AIMD, AIMDW) (“Ainos” or the “Company”) today detailed the financial and strategic benefits of the VELDONA® License Agreement announced on September 24, 2026 (the “Agreement”). Ainos expects to complete the agreed contractual delivery shortly, with an initial license fee of $600,000 payable within 15 business days after the applicable payment conditions are satisfied. This payment does not depend on completion of future clinical trials or receipt of marketing approval.

The pharmaceutical development partner identified in the September 24 announcement (the “licensee”) will fund and execute the clinical and regulatory activities assigned to it for the two initial globally licensed indications, Sjögren’s disease and thrombocytopenia. This structure reduces Ainos’ need to independently finance subsequent development, expand specialist teams and devote additional management resources to pharmaceutical execution, supporting the Company’s priority investment in Chemical Intelligence.

Ainos is also entitled to 25% of applicable net sublicensing revenue. Qualifying transactions may generate upfront payments, option fees and development or regulatory milestones during clinical development, creating opportunities for payments to Ainos before a product reaches the market.

Multiple Payment Opportunities Beyond the Initial License

The Agreement provides distinct sources of potential consideration:

●	Initial license fee: $600,000 payable under the contractual delivery and payment provisions.

●	Sublicensing participation: 25% of applicable net sublicensing revenue, which may include upfront payments, option fees, milestones, royalties and other consideration covered by the Agreement.

●	First-sublicense fee: A separate, one-time fee payable within 30 days after the first third-party sublicense takes effect, without reducing or offsetting Ainos’ applicable revenue share.

●	Additional indication licenses: A pathway for 15 additional VELDONA indications, subject to applicable contractual rights, separate definitive agreements and payment.

●	Product supply: Opportunities under separately negotiated agreements and accepted purchase orders.

The potential $10 million framework comprises the initial license fee, conditional additional-indication consideration and the first-sublicense fee. Partner-funded development expenditures, applicable sublicensing revenue participation and potential product supply revenue are additional to that framework. Where additional indication licenses carry forward the 25% net sublicensing participation, that share would be additional to the corresponding license fees.

Accordingly, $10 million is not a ceiling on Ainos’ total economic participation. Further value will depend on completed licenses, qualifying sublicensing transactions and supply arrangements. Neither party is obligated to complete all 15 additional licenses, and the framework represents neither guaranteed revenue nor a platform valuation.

The 25% share applies to the defined net sublicensing revenue base, subject to permitted deductions and other applicable terms. Payments depend on qualifying transactions, receipt of consideration and contractual payment provisions; clinical activity alone does not trigger a payment. License fees, the first-sublicense fee and separate supply payments are independent of that percentage calculation.

Ainos may also negotiate direct licenses for available indications with other third parties, subject to the licensee’s applicable contractual priority rights. Consideration contemplated under this Agreement does not set a ceiling on those separately negotiated transactions.

Established Clinical and Intellectual Property Foundations

VELDONA is a low-dose oral interferon alpha platform administered as a lozenge through the oral mucosa. Its clinical records, relevant patents, regulatory history and manufacturing knowledge provide an established base for further development.

Sjögren’s disease: Historical Phase II and Phase III programs include approximately 497 patients across two Phase III studies, providing human exposure and clinical information to inform future trial design and regulatory discussions. This is historical development experience; it does not indicate that a new registration trial is underway or that approval is assured.

Thrombocytopenia: Assets addressing this blood disorder—characterized by low platelet counts and increased bleeding risk—include relevant patent protection and human research examining platelet recovery. Historical evidence includes findings in patients with thrombocytopenia from a randomized, double-blind, placebo-controlled study involving 169 participants. These records support further investigation and patient-population selection, rather than establishing approval or clinical benefit for every cause of low platelet counts.

Across the broader platform, Ainos’ previously disclosed history spans approximately four decades and 68 studies—three Phase I, 63 Phase II and two Phase III—covering 16 disease indications and healthy volunteers. Nearly 6,000 participants were enrolled, approximately 4,600 received oral interferon alpha, and treatment extended up to five years in certain studies. This history provides safety, tolerability and exposure information, while further clinical, manufacturing and regulatory evidence remains necessary under current standards.

Complementary Expertise, Defined Responsibilities and Lower Independent Resource Requirements

Ainos contributes its existing VELDONA assets and agreed technical support. The licensee funds and executes its assigned development activities, including clinical studies, CRO services, trial sites and investigators, investigational drug procurement, testing, data management, statistical analysis and safety reporting. Regulatory responsibilities include specialist consultants, applications, supplemental studies and responses to agency questions.

The parties intend to advance the programs toward applicable marketing authorizations, including activities required to seek U.S. FDA approval and TFDA activities specified in the agreed development plan. Ainos retains its contractual responsibilities; chemistry, manufacturing and controls work, intellectual property maintenance and other costs remain subject to the agreed allocation.

This division of work reduces the need for Ainos to independently build and finance a larger pharmaceutical development organization. Existing records can also inform planning and reduce duplication of certain preparatory work. Actual time and cost benefits will depend on development requirements and execution. Near-term priorities are contractual delivery, satisfaction of the initial payment conditions and development planning.

Industry research illustrates the scale of late-stage development. A 2025 study covering 631 projects across 22 Japanese pharmaceutical companies reported separate Phase II and Phase III median costs that together equated to approximately $54 million; for projects targeting U.S. or European approval, the Phase III median alone was approximately $74 million.[1] These figures are industry context, not a VELDONA budget, a fixed partner funding commitment or an estimate of Ainos’ savings.

Preserving VELDONA Ownership and Prioritizing Chemical Intelligence

Ainos retains ownership of its existing VELDONA platform and background intellectual property, subject to the rights granted under the Agreement. The initial license includes manufacturing rights for the agreed indications and does not transfer ownership of the existing platform.

Eddy Tsai, Chairman, President and Chief Executive Officer of Ainos, commented:

“As we continue to make progress in AI Nose and Chemical Intelligence, the importance of focused execution is increasing. Chemical Intelligence is our first strategic priority, and we want our capital, talent and management attention concentrated on advancing customer adoption and the chemical sensing, real-world data and AI capabilities behind it. Bringing in a pharmaceutical development partner for VELDONA supports that focus while providing a path forward for the clinical knowledge, intellectual property and manufacturing expertise we have already built. We contribute our existing assets and technical knowledge; the partner funds and executes its assigned clinical and regulatory work.

“We retain ownership of our existing platform, subject to the licensed rights, and participate through contractual payments, applicable sublicensing proceeds and potential supply opportunities. This creates opportunities to receive value before drug approval while reducing our need to independently finance development or expand a pharmaceutical organization. For shareholders, the objective is to advance VELDONA through complementary expertise and keep Ainos focused on Chemical Intelligence. We will measure progress through delivery, payments received, development milestones and execution in our core AI business.”

About Ainos

Ainos, Inc. (NASDAQ: AIMD, AIMDW) develops AI Nose and Chemical Intelligence technologies that convert real-world chemical and scent signals into actionable information. The Company also holds the VELDONA low-dose oral interferon alpha platform, which it seeks to advance through pharmaceutical licensing and development collaborations.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements concerning delivery and payment timing; partner funding and execution; sublicensing, additional licenses and product supply; clinical and regulatory plans; resource efficiencies; and future commercial value. These statements reflect current expectations and are subject to risks and uncertainties, including satisfaction of contractual conditions, counterparty performance and financial resources, completion of qualifying transactions, clinical results, regulatory requirements, manufacturing readiness and execution of the Company’s strategy. Actual results may differ materially.

Historical clinical experience does not guarantee future safety, efficacy, approval or commercial success. No guaranteed commercialization timetable or quantified savings have been established. Potential receipts are not equivalent to recognized revenue; recognition depends on applicable accounting requirements and satisfaction of relevant performance obligations. Additional risks are described in Ainos’ SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by law.

Reference

[1] Okada, N. and Takahashi, Y. “Cost and Duration of Clinical Trials in Drug Development by Japanese Pharmaceutical Companies.” Pharmaceutical Medicine 39, 199–207 (2025). Dollar equivalents use the study’s reference exchange rate of JPY 109 per U.S. dollar. The approximately $54 million figure adds separate phase-specific medians; it is not an observed median total development cost. Source.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, the uncertainty of the contemplated collaboration framework and the expected receipt of license fees, manufacturing license fees and other consideration thereunder; our expectation that we will incur net losses for the foreseeable future; our ability to become profitable; our ability to raise additional capital to continue our product development; our ability to accurately predict our future operating results; our ability to advance our current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates we develop; the ability to obtain and maintain regulatory approval of our licensed indications and product candidates; delays in completing the development and commercialization of our current and future product candidates; developing and commercializing additional products, including diagnostic testing devices; our ability to compete in the marketplace; compliance with applicable laws, regulations and tariffs, and factors described in the Risk Factors section of our public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Investor Relations

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